DRAFT

____________________, 2003

Oppenheimer Growth Fund
6803 South Tucson Way
Centennial, Colorado 80112

Dear Sirs:

We have reviewed the Agreement and Plan of Reorganization
between OSM Jennison Growth Fund (Jennison) and Oppenheimer
Growth Fund (Growth) which is attached as Exhibit A of
Jennison's Registration Statement under the Securities Act
of 1933 on Form N-14 filed with the Securities and Exchange
Commission on August 20, 2003 concerning the acquisition by
Growth of substantially all of the assets of Jennison
solely for voting shares of beneficial interest in Growth,
followed by the distribution of such shares in exchange for
all of the outstanding shares of Jennison.

Section 368(a)(1)(C), IRC provides that, when determining
whether the exchange is solely for stock, the assumption by
Growth of a liability of Jennison shall be disregarded.

The managements of both Growth and Jennison have
represented to us that there is no plan or intention by any
shareholder of Jennison who owns 5% or more of the
outstanding shares of Jennison and, to the best of their
knowledge, there is no plan or intention on the part of the
remaining shareholders of Jennison to redeem, sell,
exchange, or otherwise dispose of Growth shares to Growth,
other than in the ordinary course of business.

Management of each fund has further represented to us that,
as of the date of the exchange, both Growth and Jennison
will qualify as regulated investment companies or will meet
the diversification test of Section 368(a)(2)(F)(ii), IRC,
and that a significant portion (as contemplated by
Regulation Section 1.368-1(d)(3), IRC) of Jennison's
existing assets will continue to be held beyond the date of
the transaction and liquidated only in the ordinary course
of business.

In our opinion, the federal tax consequences of the
transaction, if carried out in the manner outlined in the
Agreement and in accordance with the above representations,
should be as follows:

1  The transactions contemplated by the Agreement should
   qualify as a tax-free "reorganization" within the
   meaning of Section 368(a)(1) of the Internal Revenue
   Code of 1986, as amended, and under the regulations
   promulgated thereunder.
2. Growth and Jennison should each qualify as a "party to a
   reorganization" within the meaning of Section 368(b)(2).
3. No gain or loss should be recognized by the shareholders
   of Jennison upon the distribution of shares of
   beneficial interest in Growth to the shareholders of
   Jennison pursuant to Section 354.

                            DRAFT

Oppenheimer Growth Fund

4. Under Section 361(a) no gain or loss should be
   recognized by Jennison by reason of the transfer of its
   assets solely in exchange for shares of Growth.
5. Under Section 1032 no gain or loss should be recognized
   by Growth by reason of the transfer of Jennison assets
   solely in exchange for shares of Growth.
6. The stockholders of Jennison should have the same tax
   basis and holding period for the shares of beneficial
   interest in Growth that they receive as they had for the
   stock of Jennison that they previously held, pursuant to
   Sections 358(a) and 1223(1), respectively.
7. The securities transferred by Jennison to Growth should
   have the same tax basis and holding period in the hands
   of Growth as they had for Jennison, pursuant to Sections
   362(b) and 1223(1), respectively.

This opinion is based solely upon:

   a. the representations, information, documents, and
      facts that we have included or
      referenced in this opinion letter;
   b. our assumption (without independent verification)
      that all of the representations and all of the
      originals, copies, and signatures of documents
      reviewed by us are accurate, true, and authentic;
   c. our assumption (without independent verification)
      that there will be timely execution and delivery of
      and performance as required by the representations
      and documents;
   d. the understanding that only the specific Federal
      income tax issues and tax consequences opined upon
      herein are covered by this tax opinion, and no other
      federal, state, or local taxes of any kind were
      considered;
   e. the law, regulations, cases, rulings, and other tax
      authority in effect as of the date of this letter. If
      there are significant changes in or to the foregoing
      tax authorities (for which we shall have no
      responsibility to advise you), such changes may
      result in our opinion being rendered invalid or
      necessitate (upon your request) a reconsideration of
      the opinion;
   f. your understanding that this opinion is not binding
      on the IRS or the courts and should not be considered
      a representation, warranty, or guarantee that the IRS
      or the courts will concur with our opinion; and
   g. your understanding that this opinion letter is solely
      for your benefit, is limited to the described
      transaction, and may not be relied upon by any other
      person or entity.

Very truly yours,